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                                 EXHIBIT 99(A)


                  First United Bancshares, Inc. Form of Proxy
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                                                                   Exhibit 99(a)


                         FIRST UNITED BANCSHARES, INC.

PROXY

         The undersigned hereby appoints James V. Kelley and John E. Burns, or either of them acting in the absence of the other, as attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of First United Bancshares, Inc. ("First United") to be held on August 19, 1996 at 2:00 p.m. local time at the First National Bank Building, Main and Washington Streets, El Dorado, Arkansas and at any adjournment or adjournments thereof and to vote all shares of stock of First United held of record by the undersigned:

         1. Approval of the Agreement and Plan of Reorganization which provides for the merger of Carlisle Bancshares, Inc. into First United.

                 FOR                     AGAINST               ABSTAIN
                     ----                        ----                  ----

         2. Approval of the amendment to Article Seventh of the First United Articles of Incorporation to allow the First United Board of Directors to approve certain mergers or share exchanges without Stockholder approval.

                 FOR                     AGAINST               ABSTAIN
                     ----                        ----                  ----

         3. Approval of the amendment to Article Tenth of the First United Articles of Incorporation to allow the First United Board of Directors to increase or decrease the number of directors last fixed by the Stockholders and to fill new positions created.

                 FOR                     AGAINST               ABSTAIN
                     ----                        ----                  ----

         4. In their discretion on such other matters as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   (Continued and to be signed on other side)


THIS PROXY WILL BE VOTED AS DIRECTED BUT, WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, FOR THE PROPOSED AMENDMENT TO ARTICLE SEVENTH OF FIRST UNITED'S ARTICLES OF INCORPORATION AND FOR THE PROPOSED AMENDMENT TO ARTICLE TENTH OF FIRST UNITED'S ARTICLES OF INCORPORATION. A COPY OF THE PROXY STATEMENT HAS BEEN RECEIVED BY THE UNDERSIGNED.


DATED:
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                                          Signature



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                                          Signature


Please sign exactly as name(s) appear(s) hereon and return promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your title as such.

    PLEASE CHECK IF YOU PLAN TO ATTEND THIS MEETING.
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